Exhibit 99.1

Endeavor Releases Third Quarter 2024 Results

Beverly Hills, CA (November 7, 2024) – Endeavor Group Holdings, Inc. (NYSE: EDR) (“Endeavor” or the “Company”), a global sports and entertainment company, today released its financial results for the quarterly period ended September 30, 2024.

Highlights

•	$2.032 billion in Q3 2024 revenue

•	Growth across Owned Sports Properties driven by strong revenue performance at WWE, as well as increases in media rights at Professional Bull Riders (“PBR”)

•

Strength within Representation segment driven by growth in WME’s music and talent groups, reflecting continued consumer demand for live music and ongoing recovery following resolution of the WGA and SAG-AFTRA strikes

Q3 2024 Consolidated Financial Results

•	Revenue: $2.032 billion

•	Net loss: $420.4 million

•	Adjusted EBITDA: $277.6 million

“During the quarter, our owned sports and representation segments delivered solid results driven by continued consumer demand for live events and content,” said Ariel Emanuel, CEO, Endeavor. “As we work toward the close of our take-private transaction with Silver Lake, we remain focused on delivering for our clients, partners, and shareholders, maintaining momentum throughout our business, and completing the sale of PBR, On Location and IMG to TKO.”

Segment Operating Results

•

Owned Sports Properties segment revenue was $735.2 million for the quarter, up $255.5 million, or 53.2%, compared to the third quarter of 2023. The increase was primarily attributed to the acquisition of WWE in September 2023, which contributed $275 million of the increase during the third quarter, partially offset by decreases at UFC due to holding fewer events compared to the prior year period. Segment results also benefited from growth at PBR driven by increases in media rights as well as increases in ticket sales and PBR Teams-related revenue from the addition of two teams. The segment’s Adjusted EBITDA was $315.5 million, up $78.1 million, or 32.9%, year-over-year.

•

Events, Experiences & Rights segment revenue was $899.8 million for the quarter, up $532.7 million, or 145.1%, compared to the third quarter of 2023. The increase was driven primarily by the Paris 2024 Olympic and Paralympic Games, for which On Location served as exclusive hospitality provider. The segment’s Adjusted EBITDA was $(68.0) million for the quarter, down $97.8 million year-over-year.

•

Representation segment revenue was $429.2 million for the quarter, up $43.6 million, or 11.3%, compared to the third quarter of 2023. The increase in revenue is primarily attributed to growth in WME’s talent and music divisions, partially offset by decreases in the nonscripted content production business. Adjusted EBITDA was $124.9 million for the quarter, up $28.6 million, or 29.7%, year-over-year.

Sports Data & Technology Segment

In the second quarter, we began to actively market the businesses comprising the Sports Data & Technology segment, OpenBet and IMG ARENA. As such, for financial reporting purposes, these businesses are considered Held for Sale and the Sports Data & Technology segment is presented as discontinued operations in the Q3 2024 consolidated interim financial statements.

Balance Sheet and Liquidity

At September 30, 2024, cash and cash equivalents totaled $1.004 billion, compared to $697.7 million at June 30, 2024. Total debt was $5.228 billion at September 30, 2024, compared to $5.073 billion at June 30, 2024.

For further information regarding the Company’s financial results, as well as certain non-GAAP financial measures, and the reconciliations thereof, please refer to the following pages of this release or visit the Company’s Investor Relations site at investor.endeavorco.com.

Recent Updates

On October 24, 2024, the Company announced a definitive agreement with TKO Group Holdings, Inc. (NYSE: TKO) to acquire Endeavor assets including PBR, On Location, and IMG in an all-equity transaction valued at $3.25 billion. Following the close of the transaction, expected in the first half of 2025, Endeavor is expected to own approximately 59% of TKO. The transaction is subject to the satisfaction of customary closing conditions and required regulatory approvals. The acquisition of IMG does not include businesses associated with the IMG brand in licensing, models, and tennis representation, nor IMG’s full events portfolio.

Also on October 24, 2024, the Company announced it has commenced a review and potential sale of certain events within its IMG portfolio, including but not limited to the Miami Open and Madrid Open tennis tournaments and art platform Frieze. No definitive timetable has been set for completion of this review process, and there is no assurance that the review will result in any specific action.

On November 5, 2024, On Location and the NFL announced a multi-year extension of their global hospitality partnership. With the extension, On Location will continue as NFL’s Official Hospitality Provider through 2036, covering all premier NFL events including the Super Bowl, NFL Draft, Pro Football Hall of Fame, Pro Bowl Games and Scouting Combine. Additionally, On Location’s rights to sell and market International Games has been expanded to include all international markets.

Silver Lake Transaction

On April 2, 2024, Endeavor announced that it entered into a definitive agreement to be acquired by Silver Lake, the global leader in technology investing, in partnership with the Endeavor management team and additional anchor investors. Under the terms of the agreement, Silver Lake will acquire 100% of the outstanding shares it does not already own, other than rolled interests. Endeavor stockholders will receive $27.50 per share in cash. The merger agreement requires the Company to, in each calendar quarter prior to the closing, declare and pay a dividend in respect of each issued and outstanding share of the Company’s Class A common stock at a price equal to $0.06 per share. The transaction is subject to the satisfaction of customary closing conditions and required regulatory approvals. No other stockholder approval is required. The transaction is expected to close by the end of the first quarter of 2025.

Webcast Details

Following the prior announcement of Endeavor’s definitive agreement to be acquired by Silver Lake, the Company will not be hosting an earnings conference call this quarter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, the Company’s business strategy, the expected take-private of the Company by Silver Lake; the payment to be made to the Company’s stockholders; the expected timing of the closing of the take-private transaction; the announced acquisition of PBR, On Location and IMG by TKO, the potential sale of certain events within the Company’s IMG portfolio, and the potential sale of the businesses comprising the Company’s Sports Data & Technology segment. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: risks related to the Company’s potential transaction with Silver Lake; changes in public and consumer tastes and preferences and industry trends; impacts from changes in discretionary and corporate spending on entertainment and sports events due to factors beyond our control, such as adverse economic conditions, on our operations; Endeavor’s ability to adapt to or manage new content distribution platforms or changes in consumer behavior resulting from new technologies; Endeavor’s reliance on its professional reputation and brand name; Endeavor’s dependence on the relationships of its management, agents, and other key personnel with clients; Endeavor’s dependence on key relationships with television and cable networks, satellite providers, digital streaming partners, corporate sponsors, and other distribution partners; Endeavor’s ability to effectively manage the integration of and recognize economic benefits from businesses acquired, its operations at its current size, and any future growth; failure to protect the Company’s IT systems and confidential information against breakdowns, security breaches, and other cybersecurity risks; risks related to Endeavor’s gaming business and applicable regulatory requirements; risks related to Endeavor’s organization and structure; risks related to the business combination of UFC and WWE into TKO; and other important factors discussed in Part I, Item 1A “Risk Factors” in Endeavor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as any such factors may be updated from time to time in the Company’s other filings with the SEC, including without limitation, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, accessible on the SEC’s website at www.sec.gov and Endeavor’s Investor Relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Measures” and the reconciliation tables below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

About Endeavor

Endeavor (NYSE: EDR) is a global sports and entertainment company, home to many of the world’s most dynamic and engaging storytellers, brands, live events, and experiences. The Endeavor network specializes in talent representation through entertainment agency WME; sports operations and advisory, event management, media production and distribution, and brand licensing through IMG; live event experiences and hospitality through On Location; full-service marketing through global cultural marketing agency 160over90; and sports data and technology through OpenBet. Endeavor is also the majority owner of TKO Group Holdings (NYSE: TKO), a premium sports and entertainment company comprising UFC and WWE.

Website Disclosure

Investors and others should note that we announce material financial and operational information to our investors using press releases, SEC filings and public conference calls and webcasts, as well as our Investor Relations site at investor.endeavorco.com. We may also use our website as a distribution channel of material Company information. In addition, you may automatically receive email alerts and other information about Endeavor when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.endeavorco.com.

Contacts

Investors: investor@endeavorco.com

Press: press@endeavorco.com

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$2,031,790	$1,219,547	$5,542,708	$4,021,173
Operating expenses:
Direct operating costs	1,097,631	431,076	2,630,435	1,618,563
Selling, general and administrative expenses	791,650	671,505	2,596,795	1,884,568
Depreciation and amortization	135,524	66,602	416,556	171,715
Impairment charges	—	28,196	—	28,196

Total operating expenses	2,024,805	1,197,379	5,643,786	3,703,042

Operating income (loss) from continuing operations	6,985	22,168	(101,078)	318,131
Other (expense) income:
Interest expense, net	(108,134)	(82,271)	(302,531)	(257,811)
Tax receivable agreement liability adjustment	(16)	(20,297)	(2,460)	(7,779)
Other income (expense), net	33,846	(12,989)	32,574	753,544

(Loss) income from continuing operations before income taxes and equity losses of affiliates	(67,319)	(93,389)	(373,495)	806,085
Provision for (benefit from) income taxes	113,774	20,853	(93,129)	195,521

(Loss) income from continuing operations before equity losses of affiliates	(181,093)	(114,242)	(280,366)	610,564
Equity losses of affiliates, net of tax	(5,219)	(2,748)	(10,315)	(22,291)

(Loss) income from continuing operations, net of tax	(186,312)	(116,990)	(290,681)	588,273
Discontinued operations:
(Loss) income from discontinued operations	(442,279)	10,148	(710,886)	8,918
(Benefit for) provision for income taxes	(208,229)	9,142	(23,962)	10,385

(Loss) income from discontinued operations, net of tax	(234,050)	1,006	(686,924)	(1,467)

Net (loss) income	(420,362)	(115,984)	(977,605)	586,806
Less: Net (loss) income attributable to non-controlling interests	(155,693)	(46,776)	(361,078)	244,809

Net (loss) income attributable to Endeavor Group Holdings, Inc.	$(264,669)	$(69,208)	$(616,527)	$341,997

(Loss) earnings per share of Class A common stock:
Basic from continuing operations	$(0.44)	$(0.22)	$(0.60)	$1.15
Basic from discontinued operations	(0.42)	(0.01)	(1.42)	(0.01)

Basic	$(0.86)	$(0.23)	$(2.02)	$1.14

Diluted from continuing operations	$(0.44)	$(0.24)	$(0.60)	$1.13
Diluted from discontinued operations	(0.42)	(0.01)	(1.42)	(0.01)

Diluted	$(0.86)	$(0.25)	$(2.02)	$1.12

Weighted average number of shares used in computing (loss) earnings per share:
Basic	306,992,963	301,876,322	303,893,880	298,311,200
Diluted(1)	306,992,963	300,640,142	303,893,880	301,305,267

(1)

The diluted weighted average number of shares of 306,992,963 and 303,893,880 for the three and nine months ended September 30, 2024, respectively, did not include any additional shares from securities which had an anti-dilutive impact on the calculation of (loss) earnings per share.

Securities that are anti-dilutive for the three and nine months ended September 30, 2024, are additional shares based on an assumed exchange of Endeavor Manager Units and Endeavor Operating Units into 145,050,978 shares, additional shares based on an assumed exchange of Endeavor Profits Units into shares of the Company’s Class A common stock, as well as additional shares from Stock Options, RSUs and Phantom Units.

Segment Results

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Owned Sports Properties	$735,205	$479,748	$2,314,691	$1,173,125
Events, Experiences & Rights	899,761	367,064	2,116,879	1,758,928
Representation	429,207	385,619	1,185,964	1,117,008
Eliminations	(32,383)	(12,884)	(74,826)	(27,888)

Total Revenue	$2,031,790	$1,219,547	$5,542,708	$4,021,173

Adjusted EBITDA:
Owned Sports Properties	$315,474	$237,417	$1,037,273	$602,322
Events, Experiences & Rights	(67,970)	29,846	(40,804)	214,420
Representation	124,917	96,325	297,502	287,680
Corporate and other	(94,823)	(77,448)	(255,054)	(230,195)

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$1,004,129	$1,166,526
Restricted cash	325,147	278,456
Accounts receivable (net of allowance for doubtful accounts of $50,250 and $58,026, respectively)	1,029,559	810,857
Deferred costs	250,051	606,207
Other current assets	515,068	432,042
Current assets of discontinued operations	220,883	170,459

Total current assets	3,344,837	3,464,547
Property and equipment, net	842,623	914,645
Operating lease right-of-use assets	405,237	309,704
Intangible assets, net	4,558,531	4,812,284
Goodwill	9,519,126	9,517,143
Investments	404,693	394,179
Deferred income taxes	448,992	430,339
Other assets	737,894	599,765
Long-term assets of discontinued operations	515,991	1,102,167

Total assets	$20,777,924	$21,544,773

LIABILITIES, REDEEMABLE INTERESTS AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$541,431	$462,361
Accrued liabilities	1,132,911	684,390
Current portion of long-term debt	2,323,825	58,894
Current portion of operating lease liabilities	67,705	73,899
Deferred revenue	509,754	802,344
Deposits received on behalf of clients	311,880	262,436
Current portion of tax receivable agreement liability	124,015	156,155
Other current liabilities	51,223	97,190
Current liabilities of discontinued operations	208,384	199,276

Total current liabilities	5,271,128	2,796,945

Long-term debt	2,904,272	4,969,417
Long-term operating lease liabilities	378,953	279,042
Long-term tax receivable agreement liability	744,948	834,298
Deferred tax liabilities	448,618	446,861
Other long-term liabilities	439,364	393,322
Long-term liabilities of discontinued operations	101,711	102,377

Total liabilities	10,288,994	9,822,262

Commitments and contingencies
Redeemable non-controlling interests	226,731	215,458
Shareholders’ Equity:
Class A common stock, $0.00001 par value; 5,000,000,000 shares authorized; 307,864,479 and 298,698,490 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	3	3
Class B common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Class C common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Class X common stock, $0.00001 par value; 4,967,940,840 and 4,983,448,411 shares authorized; 160,244,257 and 166,569,908 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1	1
Class Y common stock, $0.00001 par value; 987,806,109 and 989,681,838 shares authorized; 216,020,232 and 225,960,405 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	5,000,001	4,901,922
Accumulated deficit	(788,454)	(117,065)
Accumulated other comprehensive income (loss)	13,283	(157)

Total Endeavor Group Holdings, Inc. shareholders’ equity	4,224,836	4,784,706
Nonredeemable non-controlling interests	6,037,363	6,722,347

Total shareholders’ equity	10,262,199	11,507,053

Total liabilities, redeemable interests and shareholders’ equity	$20,777,924	$21,544,773

Note Regarding Non-GAAP Financial Measures

This press release includes financial measures that are not calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted EBITDA and Adjusted EBITDA Margin.

Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss), excluding the results of discontinued operations, income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs and settlements, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings (losses), net gains on sales of businesses, tax receivable agreement (“TRA”) liability adjustment, and certain other items, when applicable. Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by Revenue.

Management believes that Adjusted EBITDA is useful to investors as it eliminates the significant level of non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in business combinations, and improves comparability by eliminating the significant level of interest expense associated with our debt facilities, as well as income taxes and the TRA, which may not be comparable with other companies based on our tax and corporate structure.

Adjusted EBITDA and Adjusted EBITDA margin are used as the primary bases to evaluate our consolidated operating performance.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted EBITDA and Adjusted EBITDA margin do not reflect any cash requirement for such replacements or improvements; and

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.

We compensate for these limitations by using Adjusted EBITDA and Adjusted EBITDA margin along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered substitutes for the reported results prepared in accordance with GAAP and should not be considered in isolation or as alternatives to net income (loss) as indicators of our financial performance, as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. Although we use Adjusted EBITDA and Adjusted EBITDA margin as financial measures to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as indications that our future results will be unaffected by unusual or nonrecurring items. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of our most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures on a consolidated basis.

Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(420,362)	$(115,984)	$(977,605)	$586,806
Loss (income) from discontinued operations, net of tax	234,050	(1,006)	686,924	1,467
Provision for (benefit from) income taxes	113,774	20,853	(93,129)	195,521
Interest expense, net	108,134	82,271	302,531	257,811
Depreciation and amortization	135,524	66,602	416,556	171,715
Equity-based compensation expense (1)	50,831	61,441	162,559	200,984
Merger, acquisition and earn-out costs (2)	33,849	76,032	91,031	105,770
Certain legal costs (3)	6,790	8,322	26,622	12,233
Legal settlement (4)	40,000	—	375,000	—
Restructuring, severance and impairment (5)	5,362	48,852	65,776	70,788
Fair value adjustment - equity investments (6)	63	(148)	(37)	(929)
Equity method losses - Fifth Season (7)	3,456	4,594	10,784	19,697
Net gain on sale of the Academy business (8)	—	—	—	(736,978)
Tax receivable agreement liability adjustment (9)	16	20,297	2,460	7,779
Other (10)	(33,889)	14,014	(30,555)	(18,437)

Adjusted EBITDA	$277,598	$286,140	$1,038,917	$874,227

Net (loss) income margin	(20.7%)	(9.5%)	(17.6%)	14.6%
Adjusted EBITDA margin	13.7%	23.5%	18.7%	21.7%

(1)	Equity-based compensation represents primarily non-cash compensation expense associated with our equity-based compensation plans.

The decrease for the three and nine months ended September 30, 2024 as compared to the three and nine months ended September 30, 2023 was primarily due to awards granted at the IPO under the Endeavor Group Holdings, Inc.’s 2021 Incentive Award Plan becoming fully vested partially offset by awards granted under the new TKO equity plan and the WWE plan assumed in connection with the TKO Transactions. Equity-based compensation was recognized in all segments and Corporate for three and nine months ended September 30, 2024 and 2023.

(2)

Includes (i) certain costs of professional advisors related to mergers, acquisitions, dispositions or joint ventures and (ii) fair value adjustments for contingent consideration liabilities related to acquired businesses and compensation expense for deferred consideration associated with selling shareholders that are required to retain our employees.

Such costs for the three months ended September 30, 2024 primarily related to professional advisor costs, and includes approximately $26 million of costs related to our execution of strategic alternatives, and related to our Representation and Owned Sports Properties segments and Corporate.

Such costs for the three months ended September 30, 2023 primarily related to professional advisor costs, which were approximately $74 million and primarily related to our Owned Sports Properties segment. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $2 million, which primarily related to our Representation segment.

Such costs for the nine months ended September 30, 2024 primarily related to professional advisor costs, which were approximately $87 million and includes approximately $62 million of costs related to our evaluation and execution of strategic alternatives, and related to our Representation and Owned Sports Properties segments and Corporate. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $4 million, which primarily related to our Representation and Events, Experiences & Rights segments.

Such costs for the nine months ended September 30, 2023 primarily related to professional advisor costs, which were approximately $99 million and primarily related to our Owned Sports Properties segment and Corporate. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $7 million, which primarily related to our Representation and Events, Experiences & Rights segments.

(3)	Includes costs related to certain litigation or regulatory matters in our Owned Sports Properties and Events, Experiences & Rights segments and Corporate.
(4)	Relates to a legal settlement in our Owned Sports Properties segment.
(5)	Includes certain costs related to our restructuring activities and non-cash impairment charges.

Such costs for the three months ended September 30, 2024 primarily related to restructuring expenses in all of our segments and Corporate.

Such costs for the three and nine months ended September 30, 2023 primarily related to approximately $28 million due to the impairments of intangible assets and goodwill in our Events, Experiences & Rights segment; and approximately $21 million due to the restructuring expenses in all of our segments and Corporate.

Such costs for the nine months ended September 30, 2024 primarily related to an estimated loss of $26 million on certain assets held for sale in our Owned Sports Properties segment, the restructuring expenses in all of our segments and the impairment of an asset in our Events, Experiences & Rights segment.

Such costs for the nine months ended September 30, 2023 primarily related to approximately $28 million due to the impairments of intangible assets and goodwill in our Events, Experiences & Rights segment; a loss of approximately $9 million due to an other-than-temporary impairment for one of our equity method investments, which related to our Events, Experiences & Rights segment; and approximately $31 million due to the restructuring expenses in all of our segments and Corporate.

(6)	Includes the net change in fair value for certain equity investments with and without readily determinable fair values, based on observable price changes.
(7)	Relates to our share of losses for our investment in Fifth Season.
(8)	Relates to the gain recorded for the sale of the Academy business, net of transactions costs of $5.5 million, which were contingent on the sale closing.
(9)	For the three and nine months ended September 30, 2024 and 2023, the adjustment for the tax receivable agreement liability related to a change in estimates of future TRA payments.
(10)

For the three months ended September 30, 2024, other was comprised primarily of gains of approximately $22 million on foreign currency exchange transactions, which related to all of our segments and Corporate, gains of approximately $6 million on the sales of investments, which relates to our Events, Experiences & Rights and Representation segments, a gain of approximately $3 million related to change in the fair value of forward foreign exchange contracts, which related to our Events, Experiences & Rights segment and Corporate, and a gain of approximately $1 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related to our Events, Experiences & Rights segment.

For the three months ended September 30, 2023, other was comprised primarily of losses of approximately $14 million on foreign currency exchange transactions, which related to all of our segments and Corporate; a loss of approximately $3 million related to the change in the fair value of forward foreign exchange contracts, which related primarily to our Events, Experiences & Rights segment and Corporate; and a $3 million release of an indemnity reserve recorded in connection with an acquisition, which related to our Events, Experiences & Rights segment.

For the nine months ended September 30, 2024, other was comprised primarily of gains of approximately $16 million on foreign currency exchange transactions, which related to all of our segments and Corporate, gains of approximately $7 million on the sales of investments, which relates to all of our segments and Corporate, a gain of approximately $3 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related to our Events, Experiences & Rights segment, and a gain of approximately $2 million related to change in the fair value of forward foreign exchange contracts, which related to our Events, Experiences & Rights segment and Corporate.

For the nine months ended September 30, 2023, other was comprised primarily of a gain of approximately $3 million related to the change in the fair value of forward foreign exchange contracts, which related to our Events, Experiences & Rights segment and Corporate; gains of approximately $6 million on the sales of certain businesses, which relates to our Events, Experiences & Rights segment; a gain of approximately $5 million from the resolution of a contingency; and a $3 million release of an indemnity reserve recorded in connection with an acquisition, which related to our Events, Experiences & Rights segment.